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Exhibit (a)(8)

STOCK OPTION REGRANT PROGRAM

Re-Grant Program

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  Proposed by Company Management

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  Goals:

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  Employee Retention

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  Employee Reward

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  SEC Filing (Tender Offer)

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  Prepared by Gray Cary — JNI legal counsel

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  Requires SEC Approval

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  Employee specific offer distributed today(August 29, 2002)

Program Specifics

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  Voluntary Program — All employees are eligible.

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  Employees who elect to participate will be required to cancel all options granted on or after March 10, 1999. New options will be granted six months and one day after cancellation program commences (targeted for March 31, 2003).

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  If you choose to participate in the program, your SILO Options will be re-issued at the rate of 50% of original grant and will be included in the new grant as fully vested.

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  The number of options in the new grant are based on a Mercer study, and determined by job classification and individual performance.

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  Partial vesting of the new options will be based upon amount of service.

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  The unvested portion of the new options will vest over three years on a monthly basis.

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  All new options will remain subject to either the 1999 or 2000 Stock Option Plan. All will be non-qualified options.

Timeline of Offer

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  Pre-announced on August 21, 2002.

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  File with SEC and offer to employees on August 29, 2002. Distributed by each Bus Unit VP, VP Sales and VP Corporate.

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  Approval from SEC expected by September 27, 2002.

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  Period for employee to make decision (August 29th to September 27th).

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  Required employee documents enclosed in packet.

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  Cancellation effective September 30, 2002.

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  Re-grant options issued in 6 months and one day estimated to be March 31, 2003.

Example

Employee #A	Hire Date April 1, 2000
Current Grants:
Grant #1	4-1-00	1,000	$46.00
Grant #2	5-7-01	1,200	$13.51
Sub-total		2,200
Grant #3 SILO	1-31-02	500	$7.32
Total Grant		2,700

NEW GRANT OFFER		2,050	Target Grant
		250	50% of Silo Grant
Total Grant		2,250

VESTED PORTION:
Current Grant as of 4-1-03		1,326	Remainder vests over 24 mo
New Grant as of 4-1-03		1,275	Remainder vests over 36 mo

QuickLinks

  Exhibit (a)(8)
STOCK OPTION REGRANT PROGRAM
  Re-Grant Program
  Program Specifics
  Timeline of Offer
  Example